EXHIBIT 10.7

                                LICENSE AGREEMENT


         Effective June 1, 1994 ("EFFECTIVE DATE"), RESEARCH CORPORATION TECHNOLOGIES, INC., a Delaware corporation at 101 North Wilmot, Suite 600, Tucson, Arizona 85711-3335 ("RCT"), and JENNER TECHNOLOGIES, a California corporation at 1895 Mountain View Drive, Tiburon, California 94920 ("JENNER") agree as follows:


                                    ARTICLE I

                               LICENSE and OPTION

         SECTION 1.1 Grant of License. RCT hereby grants to JENNER a license under the LICENSED PATENTS to do the following in the LICENSED TERRITORIES in the LICENSED FIELD: to develop, make, have made, promote and SELL LICENSED PRODUCTS; and to use LICENSED PRODUCTS for research and development purposes, specifically including the performance of clinical trials, and for quality control and promotional purposes. Except as set forth in the preceding sentence, JENNER shall have no license to use LICENSED PRODUCTS. Further, JENNER shall have no license to practice any process claimed in the LICENSED PATENTS. No other license or right is granted or implied by this SECTION.

         SECTION 1.2 Term of License. The license granted in this ARTICLE shall expire on the EXPIRATION DATE, unless it is sooner terminated as provided in
ARTICLE V ("Termination").

         SECTION 1.3  Extensions to AFFILIATES.

                  Subsection 1.3.1 Grant of Right. RCT hereby grants to JENNER, on the terms and conditions of this Agreement, the right to extend to AFFILIATES of JENNER the license granted under SECTION 1.1. JENNER shall notify RCT in writing before any extension to an AFFILIATE is made. In the event this Agreement is terminated for any reason, all extension to JENNER's AFFILIATES pursuant to this SECTION shall simultaneously be terminated.

                  Subsection 1.3.2 JENNER Responsible for Performance. JENNER agrees to be responsible for the performance under this Agreement by the AFFILIATES to which such license is extended. For purposes of assessing, reporting and paying earned royalties the manufacture or SALE of LICENSED PRODUCTS by JENNER'S AFFILIATES shall be considered the manufacture or SALE of such LICENSED PRODUCTS by JENNER.

                  Subsection 1.3.3 Reports and Payments. Each AFFILIATE may make the pertinent reports and royalty payments specified in ARTICLE III ("Fees and Royalties") directly to RCT on behalf of JENNER, provided JENNER notifies RCT in writing in advance. Otherwise such reports and payments shall be made by JENNER. In any event, the SALE of LICENSED PRODUCTS by JENNER'S AFFILIATES shall be separately shown in JENNER'S reports to RCT.






         SECTION 1.4  OPTION FOR A LICENSE IN JAPAN.


                  Subsection 1.4.1 Grant of Option. RCT hereby grants to JENNER an option to add the Japanese patent applications listed in EXHIBIT A-2 and patents issuing therefrom to the definition of LICENSED PATENTS under this License Agreement, and to add Japan to the definition of LICENSED TERRITORIES under this Agreement.

                  Subsection 1.4.2 Exercise of Option. Within thirty (30) days after RCT's receipt of written notice that the Japanese Patent Office will issue claims in either or both of the applications of EXHIBIT A-2, RCT shall notify JENNER of such notice of issuance. Within thirty (30) days after JENNER's receipt of such notice from RCT, JENNER may exercise its option by giving RCT written notice of its election to exercise. Unless JENNER exercises its option as permitted under this Subsection, the option shall expire and have no further effect as of the date of expiration of such thirty (30) day period.

                  Subsection 1.4.3 Effect of Exercise. Upon RCT's receipt of JENNER's written notice of its election to exercise, the applications listed in EXHIBIT A-2 and any and all issued patents, reissue, reexamination, renewal or extension patents that may be based on such applications shall be immediately included in the definition of LICENSED PATENTS under this License Agreement. Similarly, upon RCT's receipt of JENNER's written notice, Japan shall be immediately added to the definition of LICENSED TERRITORIES under this License Agreement. JENNER's obligations under this Agreement with respect to such Japanese applications and patents (specifically including the obligation to pay royalties for LICENSED PRODUCTS made, or SOLD in Japan) shall begin on the date of such inclusion in this License Agreement.

         SECTION 1.5   SUBLICENSE.

                  Subsection 1.5.1 Right to Grant SUBLICENSES. RCT hereby grants to JENNER the right to grant to each of three third parties, upon reasonable terms and conditions, a nonassignable, royalty-bearing SUBLICENSE under the LICENSED PATENTS in the LICENSED TERRITORIES in the LICENSED FIELD commensurate in scope with the rights granted in SECTION 1.1. In addition to such three SUBLICENSES, JENNER may grant one or more additional SUBLICENSES under the LICENSED PATENTS in the LICENSED TERRITORIES in the LICENSED FIELD, with RCT's prior written consent.

                  Subsection 1.5.2 SUBLICENSE Fees. JENNER shall pay to RCT [*] of any license issue fee and [*] of each maintenance fee received from the SUBLICENSEE for such SUBLICENSE, excluding any amounts that JENNER represents and warrants it has received for research and/or development or equity investment in JENNER. Each such amount shall be payable no later than sixty (60) days after receipt by JENNER of such fee from the SUBLICENSEE.

                  Subsection 1.5.3 SUBLICENSE Requirements. The SUBLICENSE agreement shall be in writing and shall contain provisions similar in all material respects to those of [*] of this Agreement. Further, the SUBLICENSE agreement must comply with all applicable laws and governmental regulations. In particular, JENNER shall not have the right or power to grant a SUBLICENSE under any circumstance amounting to a misuse of any LICENSED PATENT.

                  Subsection 1.5.4 JENNER's Obligations Continue. The grant of a SUBLICENSE under Subsection 1.5.1, shall not relieve JENNER of any of its obligations under this Agreement; in particular, JENNER shall continue to be obligated, under SECTION 3.2, to pay an earned royalty to RCT for each LICENSED PRODUCT SOLD, whether such SALE is by JENNER or by the SUBLICENSEE.

                  Subsection 1.5.5 Notification Requirement. JENNER shall promptly notify RCT in writing of the issuance of such SUBLICENSE. On or before the date thirty (30) days after the execution of such SUBLICENSE, JENNER shall provide RCT with a true copy of the SUBLICENSE and an English language translation if it is in another language.

         SECTION 1.6 No Further Rights. Except as provided in this ARTICLE, no other license or rights is granted or implied under this Agreement.


                                   ARTICLE II

                                 NON-EXCLUSIVITY

         The license granted in ARTICLE I shall be non-exclusive and RCT, in its sole discretion, may grant concurrently effective nonexclusive licenses under the LICENSED PATENTS in the LICENSED TERRITORIES in the LICENSED FIELD to third parties for commercial purposes, and to INSTITUTION for educational and research purposes.


                                   ARTICLE III

                               FEES AND ROYALTIES

         SECTION 3.1 License Issue Fee. JENNER shall pay to RCT a license issue fee of [*], payable as follows: [*] No portion of the license issue fee shall be refundable, nor may it be used as a credit against any other amount payable by JENNER under this Agreement. If this Agreement is terminated for any reason under ARTICLE V before JENNER has made full payment of the license issue fee [*], JENNER shall have no obligation to pay the remaining unpaid amount.

         SECTION 3.2   Earned Royalties.

                  Subsection 3.2.1 Payability. JENNER shall pay to RCT an earned royalty for:

                           (a) all LICENSED  PRODUCTS  SOLD by or for JENNER and
its AFFILIATES and SUBLICENSEES during the term of this Agreement; and

                           (b) all LICENSED  PRODUCTS made before  expiration or
termination of this Agreement but SOLD by or for JENNER and its AFFILIATES and SUBLICENSEES after expiration or termination of this Agreement.

                  Subsection 3.2.2 One Royalty. JENNER's obligation to pay an earned royalty to RCT shall arise upon the first to occur of the making or SELLING of a LICENSED PRODUCT in a place that, but for this License Agreement, would infringe a LICENSED PATENT. Notwithstanding the foregoing, JENNER shall have no obligation to pay an earned royalty for any LICENSED PRODUCT unless and until such LICENSED PRODUCT is SOLD. The amount of such royalty shall be calculated based on the NET SALES VALUE of the SALE of such LICENSED PRODUCT. None of JENNER, its AFFILIATES and SUBLICENSEES (if any) shall be obligated to pay a royalty for the use of LICENSED PRODUCTS for research, development, clinical trials, quality control or promotional purposes. Only one earned royalty shall be payable with respect to any LICENSED PRODUCT, regardless of how many claims or patents within the LICENSED PATENTS cover such LICENSED PRODUCT. If a LICENSED PRODUCT is made in the U.S. or Canada, and is SOLD outside the U.S. or Canada, JENNER's obligation to pay royalties shall arise when such LICENSED PRODUCT is made, but the royalties shall not be payable until such time as the LICENSED PRODUCT is SOLD; furthermore, if the SALE of such LICENSED PRODUCT does not infringe a LICENSED PATENT in such country, JENNER shall still be obligated to pay RCT a royalty for the making of LICENSED PATENTS in the U.S. or Canada, and the amount of such royalty shall be calculated based on revenue generated by the SALE in such country outside the U.S. or Canada.

                  Subsection   3.2.3  Royalty  Amount.   The  amount  of  earned
royalties JENNER shall pay to RCT shall be [*].

                  Subsection 3.2.4 More Favorable Royalty Rates.

                           (a)  Generally.  If,  under  substantially  identical
provisions and conditions, RCT grants a license under the LICENSED PATENTS to any third party (other than to JENNER's AFFILIATE) SELLING products covered by the LICENSED PATENTS in a given country(ies) covered by the LICENSED PATENTS at an earned royalty rate that is lower than that provided in Subsection 3.2.3 of this Agreement, then RCT shall promptly notify JENNER as provided in Subsection 3.2.4(b) below and, upon JENNER's timely request, modify the terms of this Agreement by changing the earned royalty rate in Subsection 3.2.3 as it applies to such country(ies) only, to such lower earned royalty rate. [*].

                           (b) [*]. If RCT grants to one or more third parties a
license under the LICENSED PATENTS having a lower earned royalty rate, RCT shall notify JENNER in writing of any such license and a brief description of the terms of such third party license, [*].

                           (c)  Limitations.  This Subsection  shall not entitle
JENNER to any refund for amounts previously paid to RCT. Further, JENNER shall not be entitled to a lower earned royalty rate if the third-party licensee has obtained such lower earned royalty rate in return for substantial and unique consideration that JENNER is unable or unwilling to provide to RCT. The provisions of this Subsection shall not be called into operation because of the existence or operation of any license granted or to be granted to or on behalf of any government or any increase in the royalty rate because of taxes imposed by any government.

                  Subsection 3.2.5 No Royalty Charged under U.S. Government License. Notwithstanding Subsection 3.2.1, earned royalties shall not be payable on any LICENSED PRODUCT made or SOLD under any license under the LICENSED PATENTS granted to or on behalf of the U.S. Government as further described in
ARTICLE VIII of this Agreement.

                  Subsection 3.2.6 Withholding of Taxes. If the taxing authority of any government of any country covered by the LICENSED PATENTS imposes a tax on the royalties to be paid under this Agreement or requires JENNER to withhold amounts from royalties payable to RCT to ensure payment of such taxes, JENNER shall cooperate with RCT in RCT's efforts to obtain exemption from payment of such taxes or a refund of taxes withheld.

         SECTION 3.3  Annual Minimum Royalties.

                  Subsection 3.3.1 Amount and Payment Date. JENNER shall pay to RCT a prepaid, annual minimum royalty of [*].

                  Subsection 3.3.2 [*] until expiration or termination of this Agreement.

                  Subsection 3.3.3 Credits. JENNER shall be entitled to credit the annual minimum royalty payment paid against the amount of the earned royalties payable in the same calendar year for manufacture or SALES of LICENSED PRODUCTS. No amount of earned royalties paid for any calendar year shall be creditable against any annual minimum royalty payment due in any other calendar year.

         SECTION 3.4 Books and Records. JENNER shall keep full, true and accurate books of account containing all particulars and reasonable supporting documentation that may be necessary for the purpose of determining the NET SALES VALUE of all LICENSED PRODUCTS SOLD. The books of account and reasonable supporting documentation shall be kept at JENNER's principal place of business and shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter if reasonably available), to the inspection of an independent certified public accountant retained by RCT for the purpose of verifying JENNER's royalty statements; however, RCT shall not be entitled to more than one
(1) such inspection each calendar year. RCT agrees to keep in confidence all information it learns about JENNER's business pursuant to this SECTION and
SECTION 3.6. If any such inspection discloses an underpayment of royalties [*] of the amount of royalties actually due for any quarterly period, then JENNER shall promptly pay the reasonable cost of such inspection after JENNER's receipt of the bill/invoice for such inspection. RCT shall instruct its certified public accountant to disclose to RCT only if such inspection discloses an underpayment of royalties [*], and if so, the amount thereof.

         SECTION 3.5 Periodic Reports. Beginning with the first SALE of LICENSED PRODUCTS under this Agreement, and continuing throughout the term of this Agreement, on or before February 1, May 1, August 1, and November 1 of each year, JENNER shall deliver to RCT a true and accurate written report, showing the following as they apply to the preceding calendar quarter just ended:

                           (a) the quantities of LICENSED  PRODUCTS  invoiced by
JENNER, its AFFILIATES and SUBLICENSEES on a country-by-country basis;

                           (b) the U.S.  dollar value of the invoiced  amount on
such quantities in (a);

                           (c) the  computation  of the NET SALES VALUE based on
the dollar value of the invoiced amount on in (b); and

                           (d) the  computation  of  royalties  based on the NET
SALES VALUE computed under (c).

JENNER's payment of the royalties due for the calendar quarter covered by the written report shall accompany the report. If no royalties are due, it shall be so reported. Royalties shall be paid to RCT in U.S. currency at RCT's address specified in SECTION 7.2. The correctness and completeness of each such report shall be certified in writing by a responsible financial officer (or his or her designee) of JENNER, by the independent public accounting firm acting as JENNER's auditor, or by the chair or other head of JENNER's internal audit committee. Within thirty (30) days after expiration or termination of this Agreement, JENNER shall provide to RCT a written report that complies in all respects with this SECTION.

         SECTION 3.6  Foreign Sales.

                  Subsection 3.6.1 Exchange Rate. If JENNER, its AFFILIATE(S) or SUBLICENSEE(S) SELL any LICENSED PRODUCTS for currency other than U.S. currency, the earned royalty payable as to such LICENSED PRODUCT shall first be determined in such currency for which the LICENSED PRODUCT was SOLD and then converted into its equivalent in U.S. currency as follows:

                           (a) at the selling rate, for such  currency,  for the
last business day of the accounting period for which payment is made, published by the Wall Street Journal; or

                           (b) if such rate is not so published,  at the selling
rate for such currency for the last business day of the accounting period for which payment is made, as published by a leading New York, New York bank chosen by JENNER and reasonably acceptable to RCT.

If JENNER is late in making any payment under this Agreement, the applicable exchange rate obtained from the sources described above shall be the greater of such rate on the date payment was actually made or the rate on the date on which payment is due.

         SECTION 3.7   Late Payment.

                  Subsection 3.7.1 Late Payment Fee. JENNER hereby acknowledges that late payment by JENNER to RCT of sums due under this Agreement will cause RCT to incur certain costs, including costs for legal, accounting and other professional services to manage and administer this Agreement, the exact amount of which will be extremely difficult to ascertain. Accordingly, if JENNER fails to make any payment required under this Agreement on or before the date thirty
(30) days after JENNER's receipt of RCT's written notice of such failure, in addition to any other remedy available under this Agreement and any remedy available at law or equity, JENNER shall pay to RCT a late payment fee equal to the lesser of [*] (in addition to any interest charges required or permitted below). The parties hereby agree that such late charge represents a fair, reasonable and administratively simple estimate, at the time of execution of this Agreement, of the costs RCT will incur by reason of JENNER's late payment.

                  Subsection 3.7.2 Interest. If JENNER fails to make any payment required under this Agreement on or before the date ten (10) days after JENNER's receipt of RCT's written notice of such failure, JENNER shall pay interest on such amount at an annual rate of [*] which shall accrue from the date the payment not timely made became due until the date such payment is paid in full; provided, however, that if such [*] rate exceeds the rate allowed by applicable law, then the highest rate allowed by law shall apply.

                  Subsection 3.7.3 No Waiver. RCT's acceptance of late charges or interest shall in no event constitute a waiver of JENNER's default with respect to such overdue amount, nor prevent RCT from exercising any of the other rights and remedies granted under this Agreement. Any payments received shall be applied first to any late charges, second to the satisfaction of any unpaid, accrued interest and finally to the satisfaction of any unpaid principal.


                                   ARTICLE IV

                        OBLIGATIONS OF JENNER; DILIGENCE

         SECTION 4.1 JENNER's Development. JENNER shall exercise diligence consistent with its reasonable business judgment in developing, testing, manufacturing and marketing LICENSED PRODUCTS under this License Agreement.

         SECTION 4.2 Activities Limited to LICENSED FIELD and SALES of LICENSED PRODUCTS. JENNER covenants that all of its activities under the LICENSED PATENTS shall be limited to the LICENSED FIELD. JENNER promises and covenants that it shall not SELL LICENSED PRODUCTS outside the LICENSED FIELD. JENNER promises and covenants that it shall not use LICENSED PRODUCTS or LICENSED PROCESSES to provide services on a fee-for-service basis.


                                    ARTICLE V

                           EXPIRATION AND TERMINATION

         SECTION 5.1 Expiration on EXPIRATION DATE This Agreement shall expire on the EXPIRATION DATE unless sooner terminated, as provided below.

         SECTION 5.2 JENNER's Election. JENNER may terminate this Agreement at any time by giving the RCT three (3) months' written notice of JENNER's election to terminate this Agreement.

         SECTION 5.3 JENNER's Default.

                  Subsection 5.3.1 Monetary Default. Upon any material monetary default under this Agreement by JENNER (i.e., failure to timely pay amounts to RCT required to be paid under this Agreement), RCT, in addition to any other remedy available at law or equity, may elect to terminate this Agreement by giving JENNER thirty (30) days' written notice of RCT's election to terminate this Agreement. This Agreement shall terminate on the expiration of such thirty
(30) day period unless JENNER has cured such default on or before such date.

                  Subsection 5.3.2 Non-Monetary Default. Upon any material non-monetary default under this Agreement by JENNER (i.e., one not involving the payment to RCT of any amounts required to be paid under this Agreement), RCT may, in addition to any other remedy available at law or equity, elect to terminate this Agreement by giving JENNER thirty (30) days' written notice of RCT's election to terminate this Agreement. This Agreement shall terminate upon the expiration of such thirty (30) day period, unless JENNER has cured such default on or before such date.

                  Subsection 5.3.3 Immediate Default. The following shall be defaults under this Agreement that JENNER may not cure: any voluntary or involuntary dissolution, bankruptcy, insolvency of JENNER or assignment of JENNER's assets for the benefit of creditors (collectively, a "Financial Default") and a lawsuit or reexamination or protest proceeding (or the equivalent) filed by JENNER against RCT seeking a declaratory judgment or determination, as the case may be, that any of the PATENT CLAIMS are invalid, unenforceable, or otherwise not patentable ("Procedural Default"). Financial Defaults and Procedural Defaults shall constitute immediate defaults under this Agreement and, upon the occurrence of either a Financial Default or Procedural Default, this Agreement shall immediately terminate. On or before the date thirty (30) days before the occurrence of a Financial Default or the filing of a bankruptcy petition concerning JENNER, JENNER shall notify RCT in writing of JENNER'S intention to file the petition or of another's intention to file an involuntary petition in bankruptcy, if JENNER knows or should know of such other party's intention to file, or the impending Financial Default. Failure to provide such written notice shall be deemed to be an immediate, pre-petition, incurable default under this Agreement.

         SECTION 5.4 Surviving Obligation to Pay Royalties. JENNER's obligations
to  pay  royalties  under  Subsection   3.2.1(b)  shall  survive  expiration  or
termination of this Agreement.

         SECTION 5.5 Surviving Provisions. In addition to any provision of this Agreement that expressly provides for acts or obligations to continue beyond the expiration or termination of this

Agreement, the provisions of SECTIONS 3.5 ("Books and Records"), the final sentence of SECTION 3.6 ("Periodic Reports"), 3.8 ("Late Payment") and ARTICLE VII ("General") shall survive expiration or termination of this Agreement.


                                   ARTICLE VI

                                  INFRINGEMENT

         SECTION 6.1 RCT'S Right to Prosecute. RCT shall protect the LICENSED PATENTS from infringement and prosecute infringers when in its sole judgment such action may be necessary, proper and justified.

         SECTION 6.2 Obligation to Cooperate. If RCT initiates or carries on legal proceedings to enforce the LICENSED PATENTS against an alleged infringer, JENNER shall cooperate with RCT, at no out-of-pocket expense to JENNER.


                                   ARTICLE VII

                                     GENERAL

         SECTION 7.1 Integration. This Agreement and any Exhibits, and Riders attached to this Agreement constitute the entire agreement between the parties as to the subject matter of this Agreement and all prior negotiations, representations, warranties, and promises are superseded and merged into, and completely expressed by it. No party shall be bound by or charged with any written or oral agreements, representations, warranties, or promises not specifically set forth in this Agreement.

         SECTION 7.2 Addresses and Notices. All notices, requests and other communications provided in this Agreement shall be in writing and shall be deemed to have been given: (a) when delivered, if delivered by hand, or sent by facsimile, telegram or telecopier; (b) on the date following deposit with an overnight courier, if sent via overnight courier; or (c) on the date five (5) days following deposit with the U.S. mail, certified or registered:

         If to RCT:                                    If to JENNER
         ----------                                    ------------

         President                                     Anthony E. Maida
         Research Corporation Technologies, Inc.       Chief  Executive Officer
         101 North Wilmot                              Jenner Technologies
         Suite 600                                     1895 Mountain View Drive
         Tucson, Arizona 85711-3335                    Tiburon, California 94920
         TEL:     (602) 748-4400                       TEL:     (510) 736-1863
         FAX:     (602) 748-0025                       FAX:     (510) 736-5910

Such addresses may be altered by notice. If no time limit is specified for a notice required or permitted to be given by this Agreement, the time limit therefor shall be three (3) full business days, not including the day of mailing.

         SECTION 7.3 Applicable Law; Venue. This Agreement is subject to and shall be construed in accordance with the law of the State of Arizona, U.S.A., without regard to the law of Arizona regarding the conflicts of laws, except as to any issue that depends upon the validity, scope or enforceability of any LICENSED PATENTS, which issue shall be determined in accordance with the applicable patent laws of the country of such patent. Except with respect to any issue that involves the patent laws of the country of a patent, the parties agree that any action, suit or proceeding brought under this Agreement or any of the transactions contemplated in this Agreement shall be brought in the U.S. District Court for the District of Arizona or any court in Pima County, Arizona of competent jurisdiction in the case where JENNER brings such action, and in the U.S. District Court for the Northern District of California or any court in Marin County, California of competent jurisdiction in the case where RCT brings such action. Each party further agrees that service of process of notice in any such action, suit or proceeding shall be effective if in writing and sent in a manner provided in SECTION 7.2.

         SECTION 7.4 Non-Use Of Names. JENNER shall not use the name of INVENTORS, INSTITUTION, RCT or any adaption of any of them, in any advertising, promotional or sales literature, without prior written consent obtained from the INVENTORS, INSTITUTION or RCT, as applicable.

         SECTION 7.5 Assignment. This Agreement shall not be assigned by JENNER except upon the merger, acquisition or sale of substantially all of JENNER's business assets pertaining to this License Agreement, upon prior written notice to RCT, and upon JENNER's assignee's agreement to abide by the terms of this Agreement and assume all of JENNER's obligations under this Agreement. Upon such assignment, the term "JENNER" as used in this Agreement shall thereafter mean the assignee of JENNER.

         SECTION 7.6  Arbitration.

                  Subsection 7.6.1 Dispute Resolution. The parties shall make all reasonable efforts to resolve any dispute or controversy arising out of or relating to this Agreement, its construction or its actual or alleged breach, by face-to-face negotiations between senior executives. Should such negotiations fail to resolve the matter, the matter shall be finally decided by binding arbitration by one arbitrator in accordance with the Licensing Agreement Rules then in effect of the American Arbitration Association, and judgment upon the award rendered may be entered in the highest court of the forum, state or federal, having jurisdiction. Any arbitration instituted by JENNER shall be conducted in the Tucson, Arizona metropolitan area, and any arbitration instituted by RCT shall be conducted in the San Francisco, California metropolitan area. The costs of the arbitration shall be shared equally by RCT and JENNER, except that each party shall pay its own attorneys' fees.

                  Subsection  7.6.2  Exceptions.  The  provisions  of Subsection
7.6.1 relating to arbitration shall not apply to any issue of the patentability, enforceability or infringement of any LICENSED PATENT or to any dispute or controversy as to which any applicable law or treaty prohibits such arbitration. If, in any arbitration proceeding, any issue shall arise concerning validity, scope, enforceability or infringement of any LICENSED PATENT, the arbitration shall assume the LICENSED PATENTS to be valid, enforceable and infringed (but for this Agreement). In any event, the arbitrators shall not delay the arbitration proceeding for the purpose of obtaining or permitting either party to obtain judicial resolution of such issue, unless an order staying such arbitration proceeding shall be entered by a court of competent jurisdiction. Neither party shall raise any issue concerning the validity, construction, enforceability or effect of any LICENSED PATENT in any proceeding to enforce an arbitration award hereunder or in any proceeding otherwise arising out of such arbitration award.

                  Subsection 7.6.3 No Waiver. Notwithstanding the foregoing, nothing in Subsections 7.6.1 or 7.6.2 shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

         SECTION 7.7 Compliance with Law. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or treaty concerning the legal right of the parties to contract, the latter shall prevail, but in such event the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

         SECTION 7.8 Severability. If any provision of this Agreement is held to be or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         SECTION 7.9 Representations, Warranties, and Covenants.

                  Subsection 7.9.1 By RCT. RCT represents and warrants that: (i) RCT has the full right and authority to grant rights, license and interest granted herein and perform its obligations hereunder; (ii) RCT owns all right, title and interest in the LICENSED PATENTS; (iii) RCT has not previously, and will not grant during the term of this Agreement, any right, license or interest in and to the LICENSED PATENTS, or any portion thereof, on an exclusive basis;
(iv) the LICENSED PATENTS are free and clear of all liens, encumbrances, security interests and restrictions; and (v) to the best of RCT's knowledge, there are no actions, suits, claims or proceedings pending or threatened in any way relating to the LICENSED PATENTS.

                  Subsection 7.9.2 By JENNER. JENNER represents and warrants that it has the full right and authority to enter into this License Agreement and to perform its obligations hereunder.

                  Subsection 7.9.3 Limitations. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall be construed as a representation or warranty: (a) as to the scope or validity of LICENSED PATENT; or (b) that any performance, practice under any LICENSED PATENT is not an infringement of any patent of others.

         SECTION 7.10 Independent Contractor. In its performance under this Agreement, each party shall be an independent contractor and neither party (nor any employee or agent thereof) shall be an agent or partner of the other party.

         SECTION 7.11 Headings. The headings of the various ARTICLES, SECTIONS and Subsections of this Agreement are used solely for the convenience of the parties, do not form a part of this Agreement and are not intended to affect the interpretation or meaning of this Agreement or to define, limit, extend or describe its scope or intent.

         SECTION 7.12 No Third-Party Beneficiaries. Except for SECTIONS 7.4 ("Non-Use of Names") and 7.16 ("Indemnity"), which shall also be for the benefit of, and enforceable by, INSTITUTION and INVENTOR, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party.

         SECTION 7.13 Waiver. No consent or waiver, express or implied, by a party of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be construed to be a consent to or waiver or any other breach or default in the performance of such other party of the same or any other obligations hereunder. Failure on the part of a party to complain of any act or failure to act by the other party, to declare the other party in default, irrespective of how long such failure continues, to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall not constitute a waiver by such party of its rights hereunder, of any such breach, or of any other commitment, duty, agreement or condition. The giving of consent by a party in any one instance shall not limit or waive the necessity to obtain such party's consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the party sought to be charged.

         SECTION 7.14 Computation of Time. In computing any period of time pursuant to this Agreement, the day or date of the act, notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or a federal holiday, in which event the period runs until the end of the next day that is not a Saturday, Sunday or federal holiday. Only business days shall be counted in any computation of time.

         SECTION 7.15 Disclaimer. It shall be the full and sole responsibility of JENNER to use appropriate care in the practice, manufacture and use of any product pursuant to any license or immunity granted under this Agreement. RCT shall have no right to control the manner in which any LICENSED PRODUCT is made or practiced. RCT shall not be required to provide any know-how or operating instructions or other information with respect to any such product and RCT makes no representation or warranty whatsoever with respect to any such product. RCT shall not be obligated to file any patent applications, secure any patent or maintain any patent in force, although, if RCT intends and elects to discontinue the prosecution of any such patent application or the maintenance of any such patent, RCT shall so advise JENNER and, subject to RCT's obligations to previous licensees under the LICENSED PATENTS, give JENNER an opportunity to continue such prosecution or maintenance on RCT's behalf and at JENNER's expense. Any out-of-pocket expenses thereafter incurred by JENNER for such prosecution or maintenance of any patent or patent application of any such country shall be creditable against earned royalties thereafter payable under this Agreement solely in respect of LICENSED PRODUCTS, made, or SOLD in the country of such patent or patent application. RCT shall keep JENNER apprised of the status of the prosecution of the LICENSED PATENTS, upon reasonable request of JENNER occurring not more frequently than monthly.

         SECTION 7.16 Indemnity. JENNER agrees to indemnify, defend and hold harmless RCT, INVENTORS, INSTITUTION, and all officers, directors, employees and agents of RCT and INSTITUTION (collectively, the "INDEMNITIES") from and against any and all claims, damages and liabilities, including legal costs and fees, asserted by third parties arising from the manufacture, use or sale of any LICENSED PRODUCTS by or for JENNER, or arising from the use of any such LICENSED PRODUCT by any third party, including any customer of JENNER, except to the extent such claims, damages or liabilities are due to RCT's willful misconduct or negligence. JENNER hereby waives any rights of subrogation it may have against the INDEMNITIES on account of any claim, damage or liability arising from activities under or in connection with this Agreement. JENNER shall cause its applicable product liability insurance policy to contain a provision whereby the insurer waives any rights of subrogation against the INDEMNITIES.

         SECTION 7.17 Insurance. On or before the date of the first SALE of a LICENSED PRODUCT under this Agreement, JENNER shall obtain and, thereafter throughout the term of this Agreement, maintain in force product liability insurance and other insurance coverage typically carried by PERSONS engaged in JENNER's business, but at least [*] for JENNER's SALE of LICENSED PRODUCTS as a therapeutic vaccine for prostate cancer, and at least [*] for JENNER's SALE of LICENSED PRODUCTS as a prophylactic vaccine for prostate cancer, or, in the alternative, JENNER may self-insure against such risks if its net worth, as measured by the most recent audited statement, exceeds [*]. Such insurance policies shall name RCT as an additional named insured. JENNER hereby waives any rights of subrogation it may have against RCT on account of any product liability claim. The insurance policies required to be carried by JENNER under this Agreement shall be with companies that have a Best's Financial Rating of A or better. JENNER shall furnish RCT with a certificate of such policy upon request, and whenever requested, shall satisfy RCT that such policy is in full force and effect.

         SECTION 7.18 Construction. The parties agree that each party has reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

         SECTION 7.19 Patent Marking. JENNER agrees that it shall mark all LICENSED PRODUCTS with a legible notice indicating the patents to which the LICENSED PRODUCTS are subject.

         SECTION 7.20 Registration of Agreement. JENNER agrees to take all reasonable and necessary steps to register this Agreement in any country of the LICENSED TERRITORIES where such is required to permit the transfer of funds and/or payment of royalties to RCT hereunder or is otherwise required by the government or law of such country to effectuate or carry out this Agreement.

Notwithstanding anything contained herein, JENNER shall not be relived of any of its obligations under this Agreement by any failure to register this Agreement in any country of the LICENSED TERRITORIES, and specifically, JENNER shall not be relieved of its obligation to make any payment to RCT hereunder, which such payment is blocked due to any failure to register this Agreement.

         SECTION 7.21 Authority and Binding Agreement. Each party represents and warrants to the other that this Agreement constitutes a valid and binding agreement of the representing party, that execution, delivery and performance of this Agreement by the representing party are within the representing party's corporate power, and have been duly authorized by all necessary corporate action.

         SECTION 7.22 No Publicity About this Agreement. The parties agree to keep the existence and terms of this License Agreement in confidence and that they shall refrain from publicly disclosing the existence and terms of this Agreement, except to the extent that RCT is required to disclose such to the INSTITUTION and the INVENTORS, and to previous licensees under the LICENSED PATENTS; provided, however, the parties may disclose the existence and terms of this Agreement to comply with court order, law or government regulation, or to accountants, banks or another financing source (or their advisors) or in connection with a merger, acquisition or securities offering.


                                  ARTICLE VIII

                                GOVERNMENT RIGHTS

         SECTION 8.1 Prior Rights. This Agreement is subject to the rights of the U.S. Government in and to the LICENSED PATENTS, including those derived through the National Cancer Institute ("NCI") of the Department of Health, Education, and Welfare ("DHEW"), pursuant to a certain grant by the Government to INSTITUTION identified as NCI Grant CA-15437, which rights are described in a certain contract entitled "Institutional Patent Agreement", made the 7th day of April, 1976, by and between the U.S. Government and INSTITUTION. A copy of the "Institutional Patent Agreement" is attached as Exhibit B-1, and a transcript of that copy (for clarity) is attached at Exhibit B-2. Such rights include a nonexclusive, nontransferable, royalty-free, irrevocable license to the U.S. Government for governmental purposes. Such license to the U.S. Government shall remain unaffected by this Agreement.

         SECTION 8.2 License to Conform. Any inconsistency between this Agreement and the pertinent provisions of any law, regulation, or executive order by the U.S. Government shall be resolved by conforming this Agreement to such provisions of any such law, regulation, or executive order. This Agreement shall be subject to applicable governmental laws relating to compulsory licensing.


                                   ARTICLE IX

                                   DEFINITIONS

         SECTION 9.1 "AFFILIATE" means any PERSON to which one or more of the following apply:

                           (a) any PERSON  directly or  indirectly  controlling,
controlled by or under common control with JENNER;

                           (b) any PERSON  owning or  controlling  fifty percent
(50%) or more of the outstanding voting rights or securities of JENNER; or

                           (c) any PERSON  whose  outstanding  voting  rights or
securities are owned fifty percent (50%) or more by JENNER.

         SECTION 9.2 "EXPIRATION DATE" means the expiration date of the last-to-expire LICENSED PATENT.

         SECTION 9.3 "INSTITUTION" means Health Research, Inc. of Buffalo, New York.

         SECTION 9.4 "INVENTION" means "Immunological Test for Prostate Cancer".

         SECTION 9.5 "INVENTORS" means [*].

         SECTION 9.6 "LICENSED FIELD" means the use of prostate specific antigen ("PSA") as a prophylactic vaccine for prostate cancer and/or a therapeutic vaccine for prostate cancer.

         SECTION 9.7 "LICENSED PATENTS" means:

                           (a) all issued,  unexpired  patents listed in EXHIBIT
A-1;

                           (b) all  divisional or  continuation,  in whole or in
part, applications based on any of the patents or applications listed in EXHIBIT A-1;

                           (c) all issued,  unexpired patents resulting from any
of the applications described in (b); and

                           (d) all  issued,  unexpired  reissue,  reexamination,
renewal or extension patents that may be based on any of the patents described in (a) or (c).

         SECTION 9.8 "LICENSED PRODUCT" means a product, the manufacture, use, or SALE of which infringes a PATENT CLAIM under 35 USC ss.271 and/or applicable case law, but for this License Agreement.

         SECTION 9.9 "LICENSED TERRITORIES" means Canada and the United States of America, its territories and possessions.

         SECTION 9.10 "NET SALES VALUE" of any LICENSED PRODUCT means the actual billings for the SALE of such LICENSED PRODUCT, less allowable deductions, listed below.

                  Subsection 9.10.1 [*] used for calculating [*] shall be the amount [*]; provided, however, [*] shall only be included in [*], otherwise [*] shall only include [*].

                  Subsection 9.10.2 [*]. When factually applicable, [*] as determined above:

                           (a) [*], in amounts customary in the trade;

                           (b) [*], and with  specific  referent to,  particular
                               [*];

                           (c) [*]; and

                           (d) [*], to the extent included in such [*].

No other [*] shall be made including without limitation [*] by whatever name known or for any [*].

         SECTION 9.11 "PATENT CLAIM" means a claim in a LICENSED PATENT. A PATENT CLAIM shall be presumed to be valid unless and until it has been held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. For purposes of this Agreement, and especially for purposes of royalty determination and payment, any claim in a pending patent application shall be deemed to be the equivalent of a valid claim of an issued, unexpired patent and in consideration of RCT's agreement to grant a license under any patent issuing thereon earned royalties shall be payable in respect thereto as though it were a valid patent claim.

         SECTION  9.12  "PERSON"   means  an   individual   or  a   corporation,
partnership, trust, unincorporated organization, association or any other entity or a government or any department or agency thereof.

         SECTION  9.13  "SELL"  (and  any  noun  form,   including  "SALE",  and
conjugated verb form thereof) shall mean to sell, or otherwise part with or dispose of LICENSED PRODUCTS, for value.

         SECTION 9.14 "SUBLICENSE" means mean a sublicense under the LICENSED PATENTS granted in accordance with the terms of SECTION 1.5 of this Agreement. Likewise, "SUBLICENSEE" shall mean the party to which rights are granted under a SUBLICENSE.

RESEARCH CORPORATION                                    JENNER TECHNOLOGIES
  TECHNOLOGIES, INC.


/s/ GARY M. MUNSINGER                                    /s/ ANTHONY E. MAIDA
---------------------                                    -----------------------
Gary M. Munsinger                                        Anthony E. Maida
President                                                Chief Executive Officer

                                   EXHIBIT A-1



         Invention:                 "Immunological Test for Prostate Cancer"

         INVENTORS:                 [*]



                                     Issued Patents

        Country                        Patent No.                 Issue Date
        -------                        ----------                 ----------

        Canada                         1,165,685                  04/17/84

        United States                  Re.  33,405*               10/23/90







* A Reissue Patent issued on United States Patent No. 4,446,122, issued 05/01/84, which was issued on the basis of PCT/US80/01708, filed December 23, 1980, as a continuation-in-part of U.S. Application Serial No. 108,217 filed December 28, 1979.




                                   EXHIBIT A-2


                                       [*]





                                   EXHIBIT B-1

                               September 20, 1979

                                    EXHIBIT I


Dr. Roger Herdman
State Department of Health and Health Research, Inc.
Tower Building
Empire State Plaza
Albany, New Jersey   12237

Dear Dr. Herdman:

         Re:  Your Institutional Patent Agreement

         This refers to the Institutional Patent Agreement governing grants and awards from this Department to your institution.

         By this letter, we are amending Section VII of the Agreement pertaining to patent management organizations to delete its limitation to nonprofit patent management organizations. Please note that this does not change any of the other requirements contained in that Section, particularly the one requiring approval by this Department of any patent administration agreement between your institution and a patent management organization. Accordingly, in Section VII, line 4, please cancel "nonprofit."

         Section XI is also hereby amended to change September 30 in line 2 to December 31 and June 20 in line 3 to September 30. This change will make the annual reports coincide with the fiscal year.

         It would be appreciated if you would have the responsible official of your institution sign the enclosed copy of this letter to indicate your concurrence and return it to this office at your convenience.

                                                     Sincerely yours,


                                                     /s/
                                                     ---------------------------
                                                     Leroy B. Randall
                                                     Acting Chief, Patent Branch

/s/
---------------------------------------
David Axelrod, M.D.
Commissioner
New York State Department of Health
and President and Chairman of the Board
Health Research, Inc.
October 9, 1979



                                                                [Illegible Date]


Roger C. Herdman, M.D.
Deputy Commissioner for Preventive Services
Research and Development
New York State Department of Health
Tower Building, Empire State Plaza
Albany, New York  12237

Dear Dr. Herdman:

         Reference is made to previous correspondence with this Department regarding the desire of the New York State Department of Health to enter into an Institutional Patent Agreement with the Department of Health, Education and Welfare.

         I have reviewed the policy and procedures of your institution and find them acceptable. It appears, therefore, that the Now York State Department of Health will be in a position to administer inventions under the enclosed Institutional Patent Agreement in a manner fully protective of the public interest.

         It is important to understand that Article V of the Institutional Patent Agreement provides that, notwithstanding the election by the New York State Department of Health not to retain title to domestic rights to an invention covered by the Agreement, it is still required to report the invention so that disposition of such-rights can be made by the Department of Health, Education and Welfare. Waiver of domestic rights to New York State Department of Health employees is not provided for in the Agreement.

         Further, it is believed that it would be to the mutual interest of the New York State Department of Health and this Department if you, as the person responsible for patent matters at the Health Department, would arrange to meet with Mr. Norman J. Latker, Patent Counsel, to discuss problems that might arise in the administration of the Agreement.

         In accordance with the above, I have signed the Agreement submitted with your letter of April 7, 1976, and am returning a copy for your files.





         It is hoped that you will find this Agreement a useful instrument for encouraging further development for ultimate use by the public of inventions generated with HEW funds.

                                                  Sincerely yours,


                                                  /s/
                                                  ------------------------------
                                                  Theodore Cooper, M.D.
                                                  Assistant Secretary for Health

Enclosure
cc:      Dr. Robert P. Whalen
         New York State Dept. of Health


                                       -2-





                         INSTITUTIONAL PATENT AGREEMENT

                      GOVERNING GRANTS AND AWARDS FROM THE

                  DEPARTMENT OF HEALTH, EDUCATION, AND WELFARE


         This Agreement, made and entered into this 7th day of April , 1976, by and between the United States of America, as represented by the Assistant Secretary (Health and Scientific Affairs) of the Department of Health, Education and Welfare, hereinafter sometimes referred to as the Grantor, and
        NEW YORK STATE DEPARTMENT OF HEALTH

hereinafter referred to as the Grantee.

                                   WITNESSETH:

         WHEREAS, the Regulations of the Department of Health, Education, and Welfare, covering inventions resulting from research grants, fellowship awards, and contracts for research (45 CFR Parts 6 and 8), provide in Secs. 8.1 through
8.5 that  upon  approval  by the  Assistant  Secretary  (Health  and  Scientific
Affairs), the ownership and disposition of domestic and foreign rights to inventions arising out of activities assisted by grants and awards may be left to the Grantee pursuant to its approved established patent policy, with such modifications as may be agreed upon; and

         WHEREAS, the Grantee is desirous of entering into an agreement whereby it has a first option to retain principal rights in and to administer inventions made in the course of or under research supported by grants and awards from the Department of Health, Education, and Welfare, pursuant to the aforesaid Regulations; and

         WHEREAS, the Assistant Secretary (Health and Scientific Affairs) has reviewed the patent policy of the Grantee as set forth in ITS ADMINISTRATIVE POLICIES & PROCEDURES MANUAL, ITEM 455 ENTITLED "IDENTIFICATION AND REPORTING INVENTIONS" effective 12/5/74 and its practices thereunder and has found them to be acceptable, subject to the provisions of this Agreement, and that said policy provides for administration by the Grantee of patents in the public interest and is consistent with the stated objectives of the President's Statement and Memorandum of Government Patent Policy, issued October 10, 1963;

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

I.       Scope of Agreement

         This Agreement shall define the rights of the parties hereto regarding disposition of title to inventions made in the course of or under research supported by grants and awards from the Department of Health, Education, and Welfare, which are subject to the Department Patent Regulations and are issued after the date hereof.

II.      Definitions

         (a) The term "subject invention" as used in this Agreement means any process, machine, manufacture, composition of matter or design, or any new or useful improvement thereof, and any variety of plant which is or may be patentable under the Patent Laws of the United States made in the course of or under research supported by grants and awards from the Department of Health, Education, and Welfare.

         (b) The term "made" when used in relation to any invention or discovery means its conception or first actual reduction to practice.

III.     Disposition of Principal Rights to Subject Inventions

         The Grantee shall have the right to elect to file patent application in the United States and in foreign countries on any subject invention and to administer such invention pursuant to the provisions of this Agreement. Grantee shall notify Grantor at the time each subject invention is reported to Grantor as required by paragraph V hereof, if it intends to file patent applications on and to administer the invention. If Grantee does not elect to file a U.S. patent application on and to administer a subject invention, it shall notify Grantor in sufficient time to permit Grantor to file a U.S. patent application thereon. In such event, all rights in and to such invention, except rights to any foreign patent application filed by Grantee, shall be subject to disposition by the Grantor in accordance with its Regulations then in effect.

IV.      Supplementary Patent Agreements

         (a) The Grantee shall obtain patent agreements from all persons who perform any part of the work under a grant or award from the Department of Health, Education, and Welfare, exclusive of clerical and manual labor personnel, requiring that such persons promptly report and assign all subject inventions to Grantee or its approved patent management organization.

         (b) The Grantee shall include the following provision in any contract it enters into involving research and/or development for which DHELI research grant or award funds are utilized.

         "The Contractor hereby agrees to report fully and promptly to NEW YORK, STATE DEPARTMENT OF HEALTH OR HEALTH RESEARCH, INC.
                                    (Grantee)
         any invention conceived or first actually reduced to practice in performance of this contract (hereinafter referred to as "such inventions", and to assign all right, title and interest in and to such invention to NEW YORK STATE DEPARTMENT OF HEALTH OR HEALTH RESEARCH, INC.
                                    (Grantee)

         or its designee.

         "In addition, the Contractor agrees to furnish the following materials, disclosures and reports:

         (i) Upon request, such duly executed instruments (Prepared by the NEW YORK STATE DEPARTMENT OF HEALTH OR HEALTH RESEARCH, INC.
                                    (Grantee)

         or its designee) and such other papers as are deemed necessary to vest in the NEW YORK STATE DEPARTMENT OF HEALTH OR HEALTH RESEARCH, INC. or
         its designee the           (Grantee)

         rights granted under this clause and to enable the NEW YORK STATE DEPARTMENT OF HEALTH OR HEALTH RESEARCH, INC. or its
                                    (Grantee)

         designee to apply for and prosecute any patent application, in any country, covering such invention.

         (ii) Interim reports on the first anniversary of this contract where extended or renewed and every year thereafter listing all such inventions made during the period whether or not previously reported or certifying that no inventions wore conceived or first actually reduced to practice during the applicable period.

         (iii) Prior to final settlement of this contract, a final report listing all such inventions, including all those previously listed in interim reports, or certifying that no inventions were conceived or first actually reduced to practice under the contract.

V.       Report of Invention

         (a) The Grantee shall submit a written invention report to the Grantor of each subject invention promptly after conception or first actual reduction to practice.

         (b) Such invention report shall be furnished directly the Grantor in addition to any other requirement under any grant or award for the submission of progress or financial reports, and whether or not reference to subject invention has been made in any progress or other report furnished to the Grantor; such report shall include description of such invention, appropriately illustrated by a simple sketch or diagram, to permit the invention to be understood and evaluated, and such other information as Grantor may require.

         (c) The report shall specify whether or not Grantee intends to file a U.S. patent application or any foreign patent application on the invention. Notice of an election not to file a U.S. patent application shall be given Grantor not less than ninety (90) days prior to the date a statutory bar becomes effective.

         (d) If the Grantee specifies that no U.S. patent application will be filed (or having specified that it intends to file, thereafter notifies the Grantor to the contrary), the Grantee shall promptly inform the Grantor of the date and identification of any known publication of subject invention made by or known to the Grantee or, where applicable, of any contemplated publication to be made by or known to the Grantee. and also the date subject invention or any embodiment thereof was first in public use or on sale in the United States and shall furnish such other information (and have executed such documents as provided in VIII(F) as may be required to enable the Grantor to make disposition of subject invention rights).

VI. Administration of Inventions on Which the Grantee Elects to File Patent Applications

         (a) The Grantee shall require assignment to it of all right, title and interest in and to each subject invention on which it elects to file any patent application for administration by it in accordance with and subject to the terms and conditions herein set forth. Assignments from the inventor to the Grantee under U.S. patent applications shall be promptly obtained and recorded by the Grantee in the United States Patent Office, and copies of the recorded assignment shall be furnished to the Grantor.

         (b) The Grantee shall grant to the Government of the United States a nonexclusive, irrevocable, royalty-free license for governmental purposes and on behalf of any foreign government, pursuant to any existing or future treaty or agreement with the United States under each U.S. or foreign patent application it elects to file on a subject invention. The form of the license to be granted shall be as set forth in Exhibit "A" attached hereto, and by this reference made a part hereof. Any license issued by Grantee shall be made expressly subject to the license to the Government of the United States.

         (c) The Grantee shall administer those subject inventions to which it elects to retain title in the public interest and shall, except as provided in paragraph (d) below, make them available through licensing on a nonexclusive, royalty-free or reasonable royalty basis to qualified applicants.

         (d) The Grantee may license a subject invention on an exclusive basis if it determines that nonexclusive licensing will not be effective in bringing such inventions to the commercial market in a satisfactory manner. Exclusive licenses should be issued only after reasonable efforts have been made to license on a nonexclusive basis, or where the grantee has determined that an exclusive license is necessary as an incentive for development of the invention or where market conditions art such as to require licensing on an exclusive basis. Any exclusive license issued by Grantee under a U.S. patent or patent application shall be for a limited period of time and such period shall not, unless otherwise approved by the Assistant Secretary (Health and Scientific Affairs), exceed three years from the date of the first commercial sale in the United States of America of a product or process embodying the invention, or eight years from the date of the exclusive license, whichever occurs first, provided that the licensee shall use all reasonable effort to effect introduction into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment. Any extension of the maximum period of exclusivity shall be subject to approval of the Grantor. Upon expiration of the period of exclusivity or any extension thereof, licenses shall be offered to all qualified applicants at a reasonable royalty rate not in excess of the exclusive license royalty rate.

         (e) Any license granted by the Grantee to other than the Government of the United States under any patent application or patent on a subject invention shall include adequate safeguards against unreasonable royalty and repressive practices. Royalties shall not, in any event, be in excess of normal trade practice. Such license shall also provide that all sales to the U.S. Government shall be royalty free.

         (f) If permitted by its patent policies and the terns of the grant or award under which an invention is made. the Grantee may share royalties received with the inventors, provided that the Grantee shall not pay the inventors more than (1) fifty percent (50%) of the first $3,000 gross royalty paid under the patent, (2) twenty-five percent (25%) of the gross royalty income between $3,000 and $13,000, and (3) fifteen percent (15%) of the gross royalty in excess of $13,000. The balance of the royalty income after payment of expenses incident to the administration of all inventions assigned to it pursuant to the provisions of this Agreement shall be utilized for the support of educational and research pursuits.

         (g) All licenses issued by the Grantee to other than the Government of the United States under any patent application or patent on a subject invention shall be subject to the conditions of this Agreement and shall specifically reserve to Grantor those rights specified in paragraph XII hereof. The Grantee shall, upon request, promptly furnish copies of any license agreements entered into by it to the Department.

VII.     Patent Management Organizations

         The Grantee shall not assign any subject invention to parties other than the Grantor in circumstances as set forth in this Agreement except it may assign rights in the invention to a nonprofit patent management organization, provided that the patent administration agreement between such organization and Grantee is approved by the Grantor. Any reference to a Grantee in this Agreement shall also include a patent management organization when applicable and an assignment to such an organization shall be subject to all the terms and conditions of this Agreement.

VIII.    Patent Applications

         (a) Grantee shall promptly furnish Grantor with a copy of each U.S. patent application filed in accordance with this Agreement specifying the filing date and the serial number. Grantee shall promptly notify Grantor of each foreign patent application filed, including filing date and serial number, and shall furnish a copy of each application upon request.

         (b) Upon request, Grantee shall fully advise the Grantor concerning all steps and actions taken during the prosecution of any patent application covering a subject invention and shall, upon request, furnish copies of any final actions, amendments, petitions, motions, appeals or other papers relating to the prosecution of said application.

         (c) Upon request, the Grantee shall promptly furnish to the Grantor an Irrevocable power of attorney granting the right to inspect and make copies of any patent application covering a subject invention or any of the final actions, amendments, petitions, motions, appeals, or other papers relating to the prosecution of said application.

         (d) The Grantee shall include the following statement in the first paragraph of the specification following the abstract of any patent application filed on a subject invention:

         "The invention described herein was made in the course of work under a grant or award from the Department of Health, Education, and Welfare."

         (e) The Grantee shall not abandon any U.S. patent application filed on a subject invention without first offering to transfer all rights in and to such application to the Grantor not less than forty-five (45) days prior to the date a reply to the Patent Office action is due. If the Grantor does not request assignment within thirty (30) days of receipt of this offer, the Grantee may permit the application to go abandoned.

         (f) If the Grantee elects to file no patent application or to abandon prosecution of a U.S. patent application on a subject invention, he shall, upon request, execute instruments or require the execution of instruments (prepared by the Grantor) and such other papers as are deemed necessary to vest in the Grantor all right, title and interest in the subject invention to enable the Grantor to apply for and prosecute patent applications in any country.

IX.      Invention Reports and Certifications

         Notwithstanding the provisions of this Agreement, the Grantee shall provide invention reports and certifications as may be required by the terms of any grant or award.

X.       Disclosure-and Publication

         The Grantee shall not bar or prohibit publication of disclosures of inventions on which patent applications have been filed.

         The Grantor shall have the right to publish and make disclosure of any information relating to any subject invention whenever deemed to be in the public interest, provided that upon request, reasonable opportunity shall be afforded the Grantee to file U.S. and foreign patent applications.

XI.      Reports on Development and Commercial Use

         The Grantee shall provide a written annual report to the Department on or before September 30 of each year covering the preceding year, ending June 30, regarding the development and commercial use that is being mad or intended to be made of all subject inventions left for administration by the Grantee. Such reports shall include information regarding development, the date of first commercial sale, gross sales by licensees, gross royalties received by the Grantee, and such other data and information as the Department may specify.

XII.     Additional Licenses

         (a) The Grantee agrees that if it, or its licensee, has not taken effective steps within three years after a United States patent issues on a subject invention left for administration to the Grantee to bring that invention to the point of practical application, and has not made such invention available for licensing royalty-free or on terms that are reasonable in the circumstances, and cannot show cause why he should retain all right, title and interest for a further period of time, the Grantor shall have the right to require (1) assignment of said patent to the United States, as represented by the Grantor;
(2) cancellation of any outstanding exclusive licenses under said patent; or (3) the granting of licenses under said patent to an applicant on a nonexclusive, royalty-free basis or on terms that are reasonable in the circumstances.

         (b) The Grantor reserves the right to license or to require the licensing of other persons under any U.S. patent or U.S. patent application filed by the Grantee on a subject invention on a royalty-free basis or on terms that are reasonable in the circumstances, upon a determination by the Assistant Secretary (Health and Scientific Affairs) that the invention is required for public use by governmental regulations, that the public health, safety or welfare requires the issuance of such license(s), or, that the public interest would otherwise suffer unless such license(s) were granted. The Grantee and its licensees shall be given written notice of any proposed determination pursuant to this subparagraph not less than thirty (30) days prior to the effective date of such determination, and that if requested, shall be granted a hearing before the determination is issued and otherwise made effective.

XIII.    Inventions by Federal Employees

         Notwithstanding any provision contained in this Agreement, inventions made by Federal employees, or by Federal employees jointly with others, shall be subject to disposition under provisions of Executive Orders, Governmental and Department Regulations applicable to Federal employees.

XIV.     Termination

         This Agreement may be terminated by either party for convenience upon thirty (30) days written notice, Disposition of rights in, and administration of inventions made under grants or awards entered into during and subject to this Agreement will not be affected by such a termination except that in the event the Department terminates this Agreement because of a failure or refusal by Grantee to comply with its obligations under Articles V or VI of this Agreement, the Department shall have the right to require that the Grantee's entire right, title and interest in and to the particular invention with respect to which the breach occurred be assigned to the United States of America, as represented by the Secretary of the Department of Health, Education, and Welfare.

XV.      Limitation

         It is agreed and understood that this Agreement shall not apply to any grants or awards issued under statutes containing requirements for disposition of invention rights with which the provisions of this Agreement are inconsistent. It is further agreed, that any constituent agency of the Department of Health, Education, and Welfare may, with the approval of the Assistant Secretary (Health and Scientific Affairs), provide as a condition of any grant or award that this Agreement shall not apply thereto. It is also agreed that any constituent agency of the Department of Health, Education, and Welfare may provide, subject to approval by the Assistant Secretary (Health and Scientific Affairs), that this Agreement shall apply to specific research contracts.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                     UNITED STATES OF AMERICA


                                     BY: /s/
                                         --------------------------------
                                     TITLE:  Asst. Secretary of Health
                                           ------------------------------


                                     NEW YORK STATE DEPARTMENT OF HEALTH
                                     ------------------------------------
                                                  (Grantee)


                                     BY: /s/
                                         --------------------------------
                                               Robert P. Whalen

                                     TITLE:    Commissioner of Health
                                           ------------------------------

STATE OF NEW YORK)
CITY OF ALBANY   )  ss:
COUNTY OF ALBANY )

         On the 7th day of April, 1976, before me personally came ROBERT P. WHALEN, M.D., to me known and known to me to be the same person who executed the foregoing instrument for and on behalf of the NEW YORK STATE DEPARTMENT OF HEALTH, and who, being by me duly sworn, did depose and say, that he resides in the County of Albany, State of New York, and that he is COMMISSIONER of the Department of Health of the State of New York, and that he executed the foregoing instrument for and on behalf of the State of New York by virtue of the authority vested in him in Section 206 of the Public Health Law as such COMMISSIONER of the Department of Health of the State of New York.

[Notary Stamp]

                                                       /s/
                                                       -------------------------
                                                       NOTARY PUBLIC

                                   Exhibit "A"

                     LICENSE TO THE UNITED STATES GOVERNMENT

         WHEREAS,___________________________________________________________, of
                                     (Inventor)
___________________________________________________________________________, has

invented___________________________________________________________________, and
                                     (Invention)

filed a patent application thereon in___________________________________________
                                     (Country)

bearing Serial No.__________________________, filing date_______________________
and

         WHEREAS, the invention was made In the course of research supported by grant(s) from the Department of Health, Education, and Welfare; and

         WHEREAS, the United States Government is entitled to certain rights in and to said invention and application by reason of the terms of said grant(s); and

         WHEREAS, the___________________________________________________________
                                  (Institution)

whereinafter called the "Licensor" has acquired by assignment from the inventor the entire right, title and interest of the inventor to such invention;

                                 NOW, THEREFORE:

1. The Licensor, in consideration of the premises and other good and valuable consideration, hereby grants and conveys to the United States Government a royalty-free, nonexclusive and irrevocable license for governmental purposes and on behalf of any foreign government pursuant to any existing or future treaty or agreement with the United States under the aforesaid patent application, and any and all divisions or continuations, and in any and all patents or reissues which may be granted thereon during the full term or terms thereof. As used herein, "governmental purpose" means the right of the Government of the United States (including any agency thereof, state or


                                   EXHIBIT B-2


                       Certification of Timothy J. Reckart



1. Timothy J. Reckart, am General Counsel and Secretary for Research Corporation Technologies, Inc.

2. I have reviewed the documents included in Exhibit B-1, namely, the Institutional Patent Agreement, the Letter to Dr. Roger Herdman dated September 20, 1979, and the Letter to Roger Herdman dated ("Received") August 2, 1976.

3. I have caused such documents to be retyped for clarity. These retyped documents are included in this Exhibit B-2.

4. Based on my review of the documents included in Exhibit B-1, and the documents included in Exhibit B-2, I certify that, to the best of my knowledge, the documents shown in Exhibit B-2 are exact transcriptions of the typed portions of the documents appearing in Exhibit B-1.



------------------------------------------------------------
                  Timothy J. Reckart, Esq.
               General Counsel and Secretary
          Research Corporation Technologies, Inc.
------------------------------------------------------------

Date